MANAGEMENT AGREEMENT

MEMORANDUM OF AN AGREEMENT

entered into by and between:

OMARURU MINERALS (PTY) LTD

(registration number : 1958/00543/07)
represented by **STEPHANUS CORNELIUS VERCUEIL** being duly authorised in terms of a Shareholder Resolution hereto attached

(hereinafter called **"Omaruru"**)

and

JAN HENDRICK VORSTER
(Identity number : 490920 5024 084)

and

JACOBUS JOHANNES GERBER
(Identity number : 571006 5106 089)
on behalf of a company to be formed

(hereinafter called **"Vorster & Gerber"**)

NW-1

WHEREAS Omaruru is entitled to mine 1539 claims on the farm ELANDSHOOGTE 270 JT and RIETVALLEI 256 JT, and all rights to minerals in respect of Portion 3 of the farm SUDWALASKRAAL 271 JT, together with all surface right permits on the said farms, including the metallurgical plant and equipment, improvements, loose assets and stores as are presently found on the said claims and / or mineral right area including the Mining Permit;

(hereinafter referred to as **"the Premises"**)

AND WHEREAS the parties wish Vorster & Gerber to manage the mining operations.

THUS THE PARTIES AGREE AS FOLLOW :

1. Vorster & Gerber shall incorporate a company with limited liability within 30 (thirty) days, the said company accepting and ratifying this agreement failing which Vorster & Gerber shall be personally regarded as the party hereto.

2. Vorster & Gerber will manage the mining operation to mine gold on the premises as from date of signature of this agreement Vorster & Gerber will also accept to the rehabilitation of the surface as the mining operation progresses.

3. Vorster & Gerber will before mining operations start appoint a mine manager who is qualified and entitled to act as such a manager and will inform Omaruru within 24 (twenty-four) hours of such an appointment of the identity of such manager.

4. Vorster & Gerber will obtain all the necessary licenses to mine gold on the said premises and will see to it that all such licenses are issued in the name of Omaruru.

5.

5.1 In consideration of the services rendered by Vorster & Gerber to Omaruru, Omaruru will pay to Vorster & Gerber in total 70% (seventy percent) plus Value Added Tax on the amount received from the Refinery. Payment will be made to Vorster & Gerber within 2 (two) working days of Omaruru being paid by the refining party being either Precious Metal Recoveries (Pty) Ltd or Rand Refinery Ltd.

5.2 An account in the name of Omaruru will be opened at a bank of the choice of Omaruru which will be managed jointly by Vorster & Gerber and Omaruru. The proceeds of all gold produced by Vorster & Gerber will be paid to this account from which the payments in terms of this agreement will be made.

6. All the production costs involved in the mining of gold in terms of this agreement, inclusive of the cost of security will be for the account of Vorster & Gerber.

7. All the gold produced in terms of this agreement will at all times remain the property of Omaruru until sold to a third party.

8. On date of signature hereof Omaruru will give to Vorster & Gerber possession and effective control of this mining operations on the property described *supra* against surety for payment of the amount of R150 000.00 (one hundred and fifty thousand rand) duly signed by Mrs J P Bronkhorst a copy of the said surety to be signed hereto attached as Annexure "A". A copy of Annexure "A" duly signed by Mrs Bronkhorst and a written confirmation of the transfer attorneys referred to in Annexure "A" that payment will be made in accordance with Annexure "A" will be handed to Omaruru by Vorster & Gerber within 7 (seven) days of signature hereof. It is hereby recorded that Vorster & Gerber undertake that payment in terms

of Annexure "A" will be made within 30 (thirty) days of signature hereof. However, it is recorded that the possession of the mine thus given does not constitute possession or occupation as determined in law in respect of a lessee.

9. On the said date Vorster & Gerber will commence the management of the mining operation. The site establishment cost and the remuneration of any contractor, should Vorster & Gerber so decide to bring such contractor on site, will be for Vorster & Gerber's account.

10. The parties hereby agree that all capital expenses to commission the mine will be for the account of Vorster & Gerber and that all operating expenses will be for the account of Vorster & Gerber.

The parties hereby agree that capital expenses will be limited to the upgrading of equipment, major modifications to equipment and the purchase of new equipment. Such costs will include the building of a new slime dam as well as the development of new or other gold reserves and the EMPR, if necessary. Capital expenses will only be incurred if both the parties agree thereto.

Operating expenses will include but note be limited to the daily working costs of the mine, the cost of lubrication, consumables, wages, salaries, electricity, water, chemicals, plant hire and more.

11. Vorster & Gerber will see to it that operation of the said mine will start not later than 5 September 2003.

Before date of operation Vorster & Gerber will hand to Omaruru :

a) a detailed development plan for the mining operation;
b) a budget for the mining operation for a period of 1 (one) year;
c) a detailed business plan.

Vorster & Gerber undertake to see to it that the mine will be in production within a period of 90 (ninety) days of signature hereof from which date the mine will produce a minimum of at least 10kg of pure gold per month. Should production not reach this target gold within the said time limit or should production fall below this limit during the duration of this agreement this agreement will automatically terminate and will be of no force and effect and will Vorster & Gerber not be entitled for the reimbursement of any expenses incurred by them should it be of capital, operation or of whatever nature.

It is further agreed that no movable assets (including all machinery, equipment, plant, etc.) to be listed in an inventory as described hereunder will be removed from the premises without prior written consent of Omaruru, whether ownership vests in Omaruru or Vorster & Gerber.

As soon as possible after signature of this agreement representatives of both the parties will meet on the premises to draw up a detailed inventory of all assets on the premises which inventory will be signed by both the parties.

12. All payments made by Vorster & Gerber in terms of this agreement, not being operational expenses, will accrue to Vorster & Gerber's loan account, as per budget hereto attached. Omaruru will see to it that shares in the company Centurion Gold Holdings Incorporated (an American Company duly registered on NASDAQ) be held in ESCROW and to be issued to Vorster & Gerber at today's price for the shares for the first year on presentation of duly audited statement at the end of each financial year provided that the said statement confirmed the said budget and in the event of this agreement still being of force and effect. The second year's reconciliation payment will be effect at the share price as at the share

value at the commencement of the second year and the similar arrangement will be made for every year thereafter.

13. This agreement will not under any circumstances be construed as a partnership of any kind. Either with the shareholders of / or with Omaruru.

14. The duration of this agreement will be for a period of 5 (five) years from date of signature hereof and renewable annually thereafter on the same terms and at the option of either party.

15. This agreement contains the whole agreement between the parties. No proposals were made and no undertakings or guarantees were given by or on behalf of Omaruru or Vorster & Gerber with regard to Omaruru's assets or the viability of the mining operation other than those contained in this agreement. The Resolution hereto attached as Annexure "A" is part of this agreement.

16. The parties choose as their respective *domicilia citandi et executandi* the following addresses :

Omaruru :	c/o SC VERCUEIL 2ND FLOOR, METRODEN PARK BUILDING 572 VERMEULEN STREET ARCADIA, PRETORIA
Vorster & Gerber :	70 AMAJUBA ROAD, NOORDHEWEL KRUGERSDORP

17. Should any party to this Agreement fail to comply with any of the provisions of the agreement and is still in default 14 (fourteen) days after

receipt of a written notice addressed to him by the innocent party demanding remedy of his default, the innocent party shall be entitled to :

a) cancel this agreement and claim damages from the defaulting party for breach of contract; or

b) demand specific performance by the defaulting party of each and every condition of this agreement.

Every notice to be given shall be sent to the defaulting party by prepaid registered mail and the person to whom such notice has been addressed shall be considered to have received the notice 3 (three) days after the date on which the letter has been handed in at the post office for registration.

18. Any amendment of or additions to this Agreement shall only be effective and binding if it is in writing and signed by all parties.

THUS DONE AND SIGNED by **OMARURU** at PRETORIA on this 27 day of AUGUSTUS **2003.**

AS WITNESSES :

1. ______________________

____
OMARURU

2. ______________________

THUS DONE AND SIGNED by J H VORSTER at Pretoria on this 25th day of August 2003.

AS WITNESSES :

1. [signature]

2. [signature]

[signature]
J H VORSTER

[signature]
for **J J GERBER**
duly authorised.

ANNEXURE "A"

I the undersigned

J P BRONKHORST

(identity number : 6006290010089)

Being the owner of the property known as Reedbuck Street 40, Edelweis, do hereby undertake to pay to

OMARURU (PTY) LIMITED

(registration number : 1958/0543/07)

the amount of R150 000.00 (ONE HUNDRED AND FIFTY THOUSAND RAND).

I hereby irrevocably instruct the transfer attorneys of the mentioned property that I sold to

J H VORSTER

(identity number : 490920 5024 084)

to pay the said amount to the mentioned Omaruru on date of registration of the said transfer in name of the said Vorster.

I hereby instruct the said attorneys to confirm to Omaruru in writing that the said payment will be made by them on the said date.

I hereby renounce the exceptions *non causa debiti, revision of accounts and no value received* the legal contents and the effect of the said exceptions being explained to me and I declare that I understand the said legal contents and effect.

THUS DONE AND SIGNED by **J P BRONKHORST** at Boksburg on this 27 day of Augustus **2003.**

AS WITNESSES :

1. ______________________

2. ______________________

____
J P BRONKHORST